Phone: 800-213-0689	Ms. Briana L. Erickson
www.newenergytechnologiesinc.com	New Energy Technologies, Inc.
9192 Red Branch Road, Suite 110
Columbia, MD 21045
Email: Briana@NewEnergyTechnologiesInc.com

Exhibit 99.1

News Release

New Energy Appoints Chief Financial Officer, Mr. Elliot M. Maza, JD, CPA

Columbia, MD – February 4, 2011 – New Energy Technologies, Inc. (OTCBB: NENE), a developer of renewable and alternative energy technologies, is pleased to announce the appointment of its Chief Financial Officer, Mr. Elliot M. Maza, who brings more than 25 years of corporate finance, regulatory compliance, accounting, and legal expertise to the Company.

Mr. Elliot M. Maza, JD, CPA Chief Financial Officer New Energy Technologies, Inc
Notably, Mr. Maza served as Partner, Transaction Advisory Services at Ernst & Young LLP, New York, NY, and previously as Vice President, Structured Finance at the New York, NY offices of both Goldman Sachs & Co and JP Morgan Securities, Inc. Early in his career, Mr. Maza tenured as Tax and Corporate Attorney at Sullivan & Cromwell, a 130 year old global law firm.  At their New York, NY offices, he advised multinational corporations and investment banks on tax consequences of equity, debt and derivative structures as well as domestic and cross-border merger and acquisition (M&A) transactions.

Mr. Maza received his B.A. degree from Touro College in New York and his J.D. degree from the University of Pennsylvania Law School. He is a licensed C.P.A. in the states of New Jersey and New York and is a member of the New York and New Jersey State Bar.

Mr. Maza joins New Energy as Chief Financial Officer, on a non-exclusive basis and, in addition to other appointments, continues to serve on the Board of Directors and is Chairman of the Audit Committee of a publicly-traded company, Chinese miner, refiner and producer of high purity tellurium (Te) and other metals for the solar photovoltaic (PV) industry. He has served on the Board of Directors, and was previously Chairman of the Audit Committee, of several biotechnology and pharmaceutical companies.  Mr. Maza also actively serves at a publicly-traded biotechnology company, where among other achievements, he has secured and successfully executed multiple financing transactions, and consummated intellectual property licenses with numerous global pharmaceutical companies.

“I’m honored to welcome Mr. Maza to our team, as part of our ongoing efforts to strengthen the Company’s management team in preparation for the commercialization of our core technologies,” stated Mr. John Conklin, President and CEO of New Energy Technologies, Inc.  “Recently, we’ve worked hard to build our management group, following several technical breakthroughs with important commercial benefits for both our SolarWindow™ and MotionPower™ technologies.”

Mr. Maza’s appointment follows the recent addition of Chief Operating Officer, Mr. Andrew T. Farago, JD, who brings 16 years of investment, hedge fund, and legal experience in renewable and alternative energy experience. He is credited with helping grow assets under management from $20 million to over $800 million during his tenure at RNK Capital, LLC, a New York based investment management company, exclusively focused on energy, clean-tech, and the trading of environmental credits. In addition to operations and finance, Mr. Farago has negotiated and structured the purchase and sale of Renewal Energy Credits (RECs) with total notional value exceeding $40 million.  Mr. Farago is a licensed attorney admitted to practice law in the State of New York, and was previously FINRA Series 7, 63, 55, and 24 licensed. Mr. Farago holds a B.A. in psychology from Syracuse University and a JD from Touro College Jacob D. Fuchsberg Law Center.

Last week, the Company also announced important additions to its Scientific Advisory Board, including the appointment of Dr. Steven S. Hegedus, to assist with development of New Energy’s SolarWindow™, capable of generating electricity on see-thru glass windows.

Dr. Hegedus is a Research Scientist at the Institute of Energy Conversion (IEC) at the University of Delaware, the world’s oldest photovoltaic research laboratory. Dr. Hegedus is credited with more than 90 scientific publications related to thin film solar cell fabrication, characterization, manufacturing methods and reliability studies, and has played an active role in the development of numerous solar cell technologies, which have subsequently been commercialized.  Dr. Hegedus received a Bachelors in Electrical Engineering from Case Western Reserve University in 1977, a Masters in Electrical Engineering from Cornell University, and Ph.D. in Electrical Engineering from the University of Delaware.

The Company also appointed Mr. Jerry Lynch, PE, to its Scientific Advisory Board, to assist with the development of its MotionPower™ technologies for generating electricity from the motion of cars, trucks, and commercial vehicles.

Mr. Jerry Lynch is a licensed professional engineer in NY and NJ, and has authored numerous articles on design and industrial manufacturing. He has been certified by NIST as a LEAN Manufacturing Expert and has helped over 20 firms develop smart manufacturing methods and approaches.  Mr. Lynch has been responsible for the design and successful launch of hundreds of innovative technical new products, and brings significant international experience on major projects in Abu Dhabi, UAE, France, Philippines, Singapore, Indonesia and Spain. Over the past 7 years he has personally been involved in four pilot projects in the renewable energy sector, specifically in solar and hydrokinetic power generation.  Mr. Lynch has a BS in Engineering from the State University of New York at Stony Brook, a MS in Business Management from Stevens Institute of Technology, NJ.

About New Energy Technologies, Inc.
New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

•
MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles – a patent-pending technology, the subject of nine patent applications in the United States and two international patent filings. An estimated 250 million registered vehicles drive more than six billion miles on America’s roadways, every day; and

•
SolarWindow™ technologies which enable see-thru windows to generate electricity by ‘spraying’ their glass surfaces with New Energy’s electricity-generating coatings.  These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation.  Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.